Exhibit 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
2011 FIRST QUARTER FINANCIAL RESULTS
•	2011 First Quarter Total Revenue $565 million, including $36 million related to out-license of Cloderm

•	Pro forma organic growth for the combined company, excluding the impact of foreign exchange and acquisitions, was approximately 7%
o	Excluding impact from Diastat and Efudex, pro forma organic growth for the combined company was approximately 11%
•	2011 First Quarter GAAP EPS $0.02; Cash EPS $0.62
o	Excluding impact from Cloderm out-licensing, Cash EPS was $0.56
•	2011 First Quarter GAAP Cash Flow from Operations was $86 million; Adjusted Cash Flow from Operations was $204 million

•	2011 Guidance increased to $2.65 — $2.90 Cash EPS
     Mississauga, Ontario — May 9, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces first quarter financial results for 2011.
     “Our performance in the first quarter is a strong start to what I believe will be another successful year for Valeant,” said J. Michael Pearson, chairman and chief executive officer. “Our specialty businesses performed well and our branded generic operations, in particular Central Europe, exceeded our expectations this quarter. This strong performance is a testament to our diversified business model that gives us the ability to pursue acquisition opportunities, while continuing to deliver strong operating results.”
Revenue
     Total revenue was $565.0 million in the first quarter of 2011 as compared to $219.6 million in the first quarter of 2010. Included in total revenue was $36.0 million of alliance and royalty revenue related to the out-license of product rights for Cloderm, a mid-potency steroid with an annual revenue run rate of approximately $7 million, that was completed on March 31, 2011. Product sales were $500.4 million in the first quarter of 2011, as compared to $212.0 million in the year-ago quarter. These increases are primarily due to the acquisition of Valeant Pharmaceuticals International (Legacy Valeant) by Biovail Corporation (Legacy Biovail), which was completed in September 2010. In connection with the acquisition, Biovail was renamed Valeant Pharmaceuticals International, Inc. Results for the first quarter of 2010 only reflect Legacy Biovail revenues and do not include any revenues from Legacy Valeant.
     Pro forma revenue growth for the combined company (combined Legacy Biovail and Legacy Valeant product sales and royalties) was approximately 21% for the first quarter of 2011. Pro forma organic revenue growth, excluding the impact of foreign exchange and acquisitions, for the combined company was approximately 7% for the first quarter of 2011. Excluding the genericization impact from Diastat and Efudex, pro forma organic growth for the combined company was approximately 11%. Wellbutrin and Zovirax, Valeant’s largest products, delivered 2% and 38% growth in the first quarter of 2011, respectively.
Operating Expenses
     The Company’s cost of goods sold was $169.3 million in the first quarter of 2011 and represented 34% of product sales. This number in the first quarter of 2011 included a $29.9 million fair value adjustment to inventory and a $2.0 million amortization expense adjustment related to the acquisition of Legacy Valeant by Legacy Biovail. Excluding the adjustments, cost of goods for the first quarter of 2011 were 27% of product sales.
     Selling, General and Administrative expenses were $139.5 million in the first quarter of 2011, which includes a $22.9 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Excluding the step-up in stock based compensation, S,G&A was approximately 21% of revenue. Research and Development expenses were $13.7 million in the first quarter of 2011, or approximately 3% of revenue.
Net Income and Cash Flow from Operating Activities
     The Company reported net income of $6.5 million for the first quarter of 2011, or $0.02 per diluted share. On an adjusted Cash EPS basis, adjusted income was $205.1 million, or $0.62 per diluted share. Excluding the purchase price adjustment on Cloderm as a result of the merger between Legacy Biovail and Legacy Valeant, adjusted income was $186.3 million, or $0.56 per diluted share.
     GAAP cash flow from operating activities was $86.3 million in the first quarter of 2011, and adjusted cash flow from operations was $203.6 million in the first quarter of 2011.
Securities Repurchase Program
     Since December 31st, 2010, under Valeant’s securities repurchase program, the company repurchased an additional $63.8 million principal amount of the 5.375% senior convertible notes due 2014, for an aggregate purchase price of $181.3 million, bringing the aggregate repurchases to $190 million of the $350 million face value of the 5.375% convertible notes.

     As previously announced, Valeant repurchased 7.4 million common shares of the Company’s common stock held by ValueAct Capital in March 2011 for approximately $275 million. In addition on May 6, 2011, the Company entered into an agreement to purchase approximately 4.5 million of the Company’s common shares from ValueAct for $224.9 million. This purchase is expected to close in mid-May, in advance of the redemption of the 4.0% Convertible Notes, which we expect to settle fully in common shares upon conversion of the notes.
2011 Guidance
     The Company is updating its previous Cash EPS guidance and is now targeting Cash EPS of $2.65 to $2.90 in 2011, up from prior guidance of $2.45 to $2.70.
Conference Call and Webcast Information
     The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), May 9, 2011 to discuss its first quarter financial results for 2011. The dial-in number to participate on this call is (877) 295-5743, confirmation code 63195016. International callers should dial (973) 200-3961, confirmation code 63195016. A replay will be available approximately two hours following the conclusion of the conference call through May 16, 2011 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 63195016. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding our performance, acquisitions, the closing of the repurchase from ValueAct, the redemption and settlement of our 4% convertible notes, and anticipated Cash EPS for 2011. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Note on Guidance
     The guidance contained in this press release is only effective as of the date given, May 9, 2011, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.
Non-GAAP Information
     To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amoritzation of alliance product assets and PP&E step up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements, the impact of currency fluctuations, acquisitions, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, and (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables follow.
###

Valeant Pharmaceuticals International, Inc.
Condensed Consolidated Statement of Income (Loss)
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In thousands, except per share data)	2011	2010	%Change
Product sales	$500,421	$212,033	NM
Alliance and royalty	58,414	4,349	NM
Service and other	6,191	3,253	NM

Total revenues	565,026	219,635	NM

Cost of goods sold	169,287	58,955	NM
Cost of services	3,210	3,307	NM
Cost of alliances	30,735	—	NM
Selling, general and administrative (“SG&A”)	139,506	43,513	NM
Research and development	13,670	12,577	NM
Acquired in-process research and development	2,000	51,003	NM
Legal settlements	400	—	NM
Restructuring and acquisition-related costs	19,046	613	NM
Amortization of intangible assets	112,043	33,300	NM

	489,897	203,268

Operating income	75,129	16,367

Interest expense, net	(68,334)	(9,639)
Loss on extinguishment of debt	(8,262)	—
Gain (loss) on investments, net	1,769	(155)
Other income (expense), net including translation and exchange	2,807	(623)

Income before (recovery of) provision for income taxes	3,109	5,950

(Recovery of) provision for income taxes	(3,373)	9,100

Net income (loss)	$6,482	$(3,150)

Earnings per share:
Basic:
Net income (loss)	$0.02	$(0.02)

Shares used in per share computation	303,749	158,387

Diluted:
Net income (loss)	$0.02	$(0.02)

Shares used in per share computation	332,900	158,387

Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS
For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended
	March 31,
(In thousands, except per share data)	2011	2010 (a)
Net income (loss)	$6,482	$(3,150)

Non-GAAP adjustments (b)(c):
Inventory step-up (d)	29,909	—
Alliance product assets & pp&e step-up (e)	19,065	—
Stock-based compensation step-up (f)	23,337	—
Restructuring and acquisition-related costs (g)	19,046	613
Acquired in-process research and development	2,000	51,003
Legal settlements	400	—
Amortization and other non-cash charges	114,527	36,128

	208,284	87,744
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	3,596	4,113
Loss on extinguishment of debt	8,262	—
(Gain) loss on investments, net	(1,769)	155
Tax	(19,773)	4,300

Total adjustments	198,600	96,312

Adjusted income	$205,082	$93,162

GAAP earnings per share — diluted	$0.02	$(0.02)

Adjusted Non-GAAP (Cash) earnings per share — diluted	$0.62	$0.59

Non-GAAP benefit from the out-license of Cloderm (e)	$0.06

Adjusted Non-GAAP (Cash) earnings per share — diluted (excluding the Non-GAAP benefit from the out-license of Cloderm) (e)	$0.56

Shares used in diluted per share calculation — GAAP earnings per share	332,900	158,387

Shares used in diluted per share calculation — Adjusted Non-GAAP (Cash) earnings per share	332,900	159,205

(a)	Prior year non-GAAP adjustments have been modified to conform to the 2010 disclosure.

(b)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, acquisitions, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(c)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, amortization of alliance product assets & pp&e step-up, stock-based compensation step-up, restructuring and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

(d)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three months ended March 31, 2011 the total impact is $29.9 million. A total of $26.4 million for the merger with Valeant Pharmaceutical International, and $3.5 million pertaining to the acquisition of Pharma Swiss SA on March 10, 2011.

(e)	Alliance product assets & pp&e step-up represents the step up to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail. The impact of the amortization of this step-up is included in cost of alliance and royalty & SG&A.. For the three months ended March 31, 2011 the total impact is $19.1 million.

(f)	Total stock-based compensation for the three months ended March 31, 2011 was $29.9 million, of which $23.3 million reflects the amortization of the fair value step-up increment resulting from the merger.

(g)	Restructuring and acquisition-related costs for the three months ended March 31, 2011 represent costs related to the merger of Legacy Valeant into Legacy Biovail and include $4.9 million related to employee severance, $4.1 million related to facility closure costs, $3.3 million related to increases in Deferred Stock Unit values related to directors retired as a result of the merger with Valeant Pharmaceuticals International, $3.3 million related to contract cancellation fees, consulting, legal and other costs, $3.1 million related to acquisition related costs, and $0.3 million related to R&D wind down costs.

Valeant Pharmaceuticals International, Inc.
Statement of Revenue — by Segment
For the Three Months Ended March 31, 2011 and 2010
(In thousands)

	Three Months Ended
	March 31,
					2011
			%	2011	excluding
			Change	currency	currency	%
Revenue(a)(b)	2011	2010	(c)	impact	impact	Change (c)
U.S. Neurology & Other	$209,599	$148,304	41%	$—	$209,599	41%

U.S. Dermatology	152,706	38,974	292%	(15)	152,691	292%

Total U.S.	362,305	187,278	93%	(15)	362,290	93%
Canada/Australia	70,245	24,512	187%	(3,856)	66,389	171%

Specialty Pharmaceuticals	432,550	211,790	104%	(3,871)	428,679	102%

Branded generics — Europe	76,093	7,845	870%	162	76,255	872%
Branded generics — Latin America	56,383	—	NM	(3,260)	53,123	NM

Branded Generics	132,476	7,845	NM	(3,098)	129,378	NM

Total revenue	$565,026	$219,635	157%	$(6,969)	$558,057	154%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2011 reported amounts adjusted to exclude currency impact, calculated using 2010 monthly average exchange rates, to the actual 2010 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (b) to Table 2.

(c)	The % change reflects revenue for the combined company for the three months ended March 31, 2011 as compared to Legacy Biovail alone for the three months ended March 31, 2010.

Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP Statement of Cost of Goods Sold to Non-GAAP Statement Cost of Goods Sold — by Segment
For the Three Months Ended March 31, 2011
(In thousands)
4.1 Cost of goods sold (a)

	Three Months Ended
	March 31,
				2011
				excluding
			2011	fair value
			fair value	step-up
			step-up	adjustment
			adjustment to	to inventory
	2011	%	inventory and	and	%
	as reported	of product	amortization	amortization	of product
	GAAP	sales	(b)	non-GAAP	sales
U.S. Neurology & Other	$46,384	23%	$11,402	$34,982	17%
U.S. Dermatology	34,703	36%	7,696	27,007	28%
Canada/Australia	21,233	30%	2,767	18,466	26%
Branded Generics — Europe	40,004	53%	5,304	34,700	46%
Branded Generics — Latin America	26,528	47%	4,694	21,834	39%

Corporate	435		—	435

	$169,287	34%	$31,863	$137,424	27%

(a)	See footnote (b) to Table 2.

(b)	U.S. Neurology and Other and U.S. Dermatology include $9.4 million and $7.7 million of fair value step-up adjustment to inventory, respectively and U.S. Neurology and Other includes $2.0 million of amortization.

Valeant Pharmaceuticals International, Inc.
Consolidated Balance Sheet and Other Data
(In thousands)
5.1 Cash

	As of	As of
	March 31,	December 31,
	2011	2010
Cash and cash equivalents	$401,752	$394,269
Marketable securities	84,252	8,166

Total cash and marketable securities	$486,004	$402,435

Debt

Convertible notes	$373,135	$417,555
Senior notes	4,326,012	2,185,822
Term loan A facility	—	975,000
Other	17,224	16,900

	4,716,371	3,595,277
Less: Current portion	(17,224)	(116,900)

	$4,699,147	$3,478,377

5.2 Summary of Cash Flow Statement

	Three Months Ended
	March 31,
	2011	2010
Cash flow provided by (used in):

Net cash provided by operating activities (GAAP)	$86,330	$44,753
Tax benefits from stock options exercised (a)	24,050	—
Restructuring and acquisition-related costs	19,046	613
Payment of accrued legal settlements	16,000	5,950
Effect of ASC 470-20 (FSP APB 14-1)	2,289	—
Working capital change related to Zovirax transaction (b)	30,771	—
Changes in working capital related to restructuring and acquisition-related costs	25,145	—

Adjusted cash flow from operations (Non-GAAP) (c)	$203,631	$51,316

(a)	Includes stock option tax benefit which will reduce taxes in future periods.

(b)	Includes one time impact to accounts receivable, inventory and accounts payable associated with Zovirax transaction and launch of 30g ointment.

(c)	See footnote (b) to Table 2.

Valeant Pharmaceuticals International
Organic Growth — by Segment
For the Three Months Ended March 31, 2011
(In thousands)

	Three Months Ended
	March 31,
									Mar YTD
								Mar YTD	growth at
				Mar YTD	Mar YTD		Mar YTD	excluding	constant
				2011	excluding		acquisition	currency &	currency,
	Mar YTD	Mar YTD	%	currency	currency	%	impact at	acquisition	net of
	2011	2010	Change	impact	impact	Change	2010 rates	impact	acquisitions
Product Sales (a)(b)
U.S. Dermatology	$95,919	$73,418	31%	$(25)	$95,894	31%	$(6,531)	$89,363	22%
U.S. Neurology & Other	203,544	189,713	7%	—	203,544	7%	(20,625)	182,919	-4%

Total U.S.	299,463	263,131	14%	(25)	299,438	14%	(27,156)	272,282	3%
Canada/Australia	69,050	58,778	17%	(4,415)	64,635	10%	(3,843)	60,792	3%

Specialty pharmaceuticals	368,513	321,909	14%	(4,440)	364,073	13%	(30,999)	333,074	3%
Branded generics — Latin America	56,383	42,058	34%	(3,260)	53,123	26%	(6,471)	46,652	11%
Branded generics — Europe	75,525	49,551	52%	(98)	75,427	52%	(17,042)	58,385	18%

Branded Generics	131,908	91,609	44%	(3,358)	128,550	40%	(23,513)	105,037	15%

Total product sales	500,421	413,518	21%	(7,798)	492,623	19%	(54,512)	438,111	6%
Royalties	20,740	17,041	22%	—	20,740	22%	—	20,740	22%

Total organic revenue	$521,161	$430,559	21%	$(7,798)	$513,363	19%	$(54,512)	$458,851	7%

Organic Growth — excluding Diastat & Efudex
Diastat adjustment	$(7,914)	$(15,864)	-50%	$—	$(7,914)	-50%	$—	$(7,914)	-50%
U.S. Neurology & Other	195,630	173,849	13%	—	195,630	13%	(20,625)	175,005	1%

Efudex adjustment	(1,630)	(10,307)	-84%	—	(1,630)	-84%	—	(1,630)	-84%
U.S. Dermatology	94,289	63,111	49%	(25)	94,264	49%	(6,531)	87,733	39%

Total product sales	$490,877	$387,347	27%	$(7,798)	$483,079	25%	$(54,512)	$428,567	11%

Total organic revenue	$511,617	$404,388	27%	$(7,798)	$503,819	25%	$(54,512)	$449,307	11%

(a)	See footnote (a) to Table 3.

(b)	See footnote (b) to Table 2.